Exhibit 99.6(c)

2005 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

Pursuant to a resolution duly adopted by its Board of Directors, Protective Life and Annuity Insurance Company hereby adopts, in accordance with Sections 10-2B-10.03 and 10-2B-10.07, Code of Alabama 1975, the following Amended and Restated Articles of Incorporation:

ARTICLE I

NAME

1.1                               The name of the corporation shall be Protective Life and Annuity Insurance Company (hereinafter referred to as the “Company”).

ARTICLE II

PERIOD OF DURATION

2.1                                        The duration of the Company shall be perpetual.

ARTICLE III

PURPOSES, OBJECTS AND POWERS

3.1                                        The purposes, objects and powers of the Company are:

(a)                                          The Company is for profit.

(b)                                         To engage in any lawful business, act or activity for which a corporation may be organized under the Alabama Business Corporation Act, it being the purpose and intent of this Section 3.1 to invest the Company with the broadest purposes, objects and powers lawfully permitted a corporation formed under the said Act.

(c)                                          To carry on any and all aspects, ordinary or extraordinary, of any lawful business and to enter into and carry out any transaction, ordinary or extraordinary, permitted by law, having and exercising in connection therewith all powers given to corporations by the laws of the State of Alabama.

(d)                                         Without limiting the scope and generality of the foregoing, the Company shall have the following specific purposes, objects and powers:

(1)                                         To transact the business of life, disability, health and accident insurance and to issue annuities and endowments and every other kind of insurance in such places as may be approved by the Board of Directors subject to applicable regulatory approvals, including without limitation, to transact the business of insuring the lives of individuals and the writing of every kind of insurance pertaining to life, including the granting, selling, purchasing and disposing of annuities and endowments; to accept risks and insure against accidents or sickness; to effect reinsurance; and generally to make all contracts and to do and perform all things whatsoever pertaining to the business of insuring lives and of taking risks against accidents or sickness, or the granting, selling, purchasing and disposing of annuities and endowments; all in a manner not inconsistent with the laws of the State of Alabama or the provisions hereof.

(2)                                          To have and to exercise any and all of the powers specifically granted in the insurance laws of the State of Alabama, none of which shall be deemed to be inconsistent with the nature, character or object of the Company and none of which are denied to it by this 2005 Amended and Restated Articles of Incorporation.

(3)                                          To build, manufacture or otherwise process or produce; to acquire, own, manage, operate, improve or deal with and to sell, lease, mortgage, pledge, distribute or otherwise deal in and dispose of, property of every kind and wheresoever situated.

(4)                                         To purchase, lease or otherwise acquire any interest in the properties and rights of any person, firm, corporation or governmental unit; to pay for the same in cash, in share of stock, bonds, or other securities, evidences of indebtedness or property of this Company or of any other person, firm, corporation or governmental unit.

(5)                                          To be a promotor or incorporator, to subscribe for, purchase, deal in and dispose of, any stock, bond, obligation or other security, of any person, firm, corporation or governmental unit, and while the owner and holder hereof to exercise all rights of possession and ownership.

(6)                                         To purchase or otherwise acquire (including, without limitation, to purchase its own shares to the extent of unreserved and unrestricted capital surplus available therefor) to the fullest extent permitted by the Alabama Business Corporation Act, and to sell, pledge or otherwise deal in or dispose of shares of its own stock, bonds, obligations or other securities.

(7)                                         To borrow money from any person, firm, corporation or governmental unit and to secure any debt by mortgage or pledge of any property of the Company; to make contracts, guarantees, and indemnity agreements and incur liabilities and issue its notes if not inconsistent with the provisions of the Constitution of Alabama as the same may be amended from time to time.

(8)                                          To lend money, extend credit or use its credit to assist any person, firm, corporation or governmental unit, including, without limitation, its employees and directors and those of any subsidiary, in accordance with and subject to the provisions of the Alabama Business Corporation Act and the Alabama Insurance Code.

(9)                                          To guarantee any indebtedness and other obligations of, and to lend its aid and credit to, any person, firm, corporation or governmental unit, and to secure the same by mortgage or pledge of, or security interest in, any property of the Company.

(10)                                   To consolidate, merge or otherwise reorganize in any manner permitted by law; to engage in one or more partnerships and joint ventures as general or limited partner.

(11)                                   To carry on its business anywhere in the United States and in foreign countries.

(12)                                   To elect or appoint officers and agents and define their duties and fix their compensation; to pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, and other incentive or deferred compensation plans for any or all of its directors, officers and employees.

(13)                                   To make donations for the public welfare or for charitable, scientific, or educational purposes; to transact any lawful business which the Board of Directors shall find to be in aid of governmental policy.

All words, phrases and provisions appearing in this Section 3.1 are used in their broadest sense, are not limited by reference to or inference from any other words, phrases or provisions and shall be so construed.

ARTICLE IV

CAPITAL STOCK

4.1                                        The aggregate number of shares of capital stock which the Company shall have authority to issue shall be 500,000 shares of common stock of the par value of $10.00 a share and 2,000 shares of preferred stock of the par value of $1.00 per share, with both classes having the rights, powers, preferences, privileges and limitations set forth in Sections 4.2 and 4.3 below.

4.2                                        The common stock of the Company shall have the rights, interests, preferences, voting powers, and privileges of shareholders of corporations for profit as provided by Alabama law, without any restrictions, qualifications or limitations thereof, except as set forth in the subsections below:

(a)                                         The holders of the shares of common stock shall be entitled to one vote per share at all meetings of the shareholders of the Company.

(b)                                         The holders of the shares of common stock shall not have preemptive rights with respect to, or other right to subscribe for or purchase, any stock or other securities of the Company.

(c)                                          The Board of Directors, when and as they shall deem advisable, without any action by the shareholders, may declare a cash dividend on the common stock of the Company at any time, to be payable at any time.  There is no requirement that dividends, either cash or stock, be declared and/or paid out at any specific time, other than those as declared by the Board of Directors.

(d)                                        The shares of common stock may be issued by the Board of Directors, without any action by the shareholders, for such consideration as they shall deem advisable or by means of stock dividend, including but not limited to, upon the reclassification, reduction or restriction of surplus of the Company as the Board of Directors shall deem necessary or desirable, in which case, shares so issued as a stock dividend shall be deemed fully-paid and non-assessable.

4.3                                      The preferred stock of the Corporation shall have the rights, interests, preferences, voting powers, and privileges of shareholders of corporations for profit as provided by Alabama law, without any restrictions, qualifications or limitations thereof, except as set forth in the subsections below:

(a)                                            The preferred stock shall have no voting rights with respect to the election of directors or any other matters submitted to a vote of the shareholders of the Company, except as may be otherwise provided by the Constitution and laws of the State of Alabama or except as hereinafter provided in subsection (f) below. Unless the event occurs as described in (f) below, the holders of the preferred stock shall not be deemed to be voting shareholders of the Company and, thus, shall not be entitled to notice of any meetings of the shareholders, annual or special, or to be entitled to participate, as such, in the management of the Company.

(b)                                           In no event shall the holders of preferred stock, as such holders, be entitled to preemptive rights with respect to, or other right to subscribe for or purchase, any stock or other securities of the Company.

(c)                                            The Board of Directors, when and as they shall deem advisable, without any action by the shareholders, may declare a cash dividend on the preferred stock of the Company at any time, to be payable at any time. There is no requirement that dividends, either cash or stock, be declared and/or paid out at any specific time, other than those as declared by the Board of Directors.

(d)                                           The shares of preferred stock may be issued by the Board of Directors, without any action by the shareholders, for such consideration as they shall deem advisable or by means of stock dividend, including but not limited to, upon the reclassification, reduction or restriction of surplus of the Company as the Board of Directors shall deem necessary or desirable. Shares so issued as a stock dividend shall be deemed fully-paid and non-assessable.

(e)                                           To the maximum extent permitted by law, the Company shall have the right to purchase any outstanding preferred stock. Shares of preferred stock which have been purchased or redeemed by the Company shall be retired and canceled and shall under no circumstances be reissued. If, at any time, the Company elects to redeem any or all of the currently issued and outstanding shares of preferred stock, the Company shall pay to the holders of shares so redeemed an amount in cash equal to One Thousand Dollars ($1,000) per share. If at a date in the future, additional shares of preferred stock are authorized and subsequently issued, the redemption price per share will be in an amount determined by the Board of Directors.

(f)                                   The provisions of this Article IV shall not be amended, modified or repealed, nor shall any amendment or restatement of these Articles of Incorporation become effective if inconsistent with the provisions of Article IV, without the affirmative vote or written consent of the holders of at least two-thirds (2/3) of the outstanding shares of the preferred stock, unless such amendment be solely to increase the number of shares of common stock authorized.

ARTICLE V
 BOARD OF DIRECTORS

5.1                                        The business and affairs of the Company shall be managed and conducted by the Board of Directors. The number of directors and the membership of the board shall be determined by the shareholders in the manner set forth in the By-laws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any director may be removed in accordance with the provisions of the By-laws and the laws of the State of Alabama.

5.2                                       To the fullest extent permitted by the Alabama Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability for (A) the amount of financial benefit received by a director to which he or she is not entitled; (B) an international infliction of harm on the Company or shareholders; (C) a violation of Section 10-2B-8.33; (D) an intentional violation of criminal law; or (E) a breach of the director’s duty of loyalty to the Company or its shareholders. If the Alabama Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Alabama Business Corporation Act, as so amended from time to time, provided, in no event shall a director be exempt from any obligation imposed by Alabama laws. Any repeal or modification of this Section 6.2 by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time.

5.3                                        In addition to the powers and authorities hereinbefore  or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company; subject, nevertheless, to the provisions of the Code of Alabama, this 2005 Amended and Restated Articles of Incorporation and to any by-laws from time to time adopted; provided, however, that no by-laws so adopted shall invalidate any prior act of the directors which would have been valid if such by-law had not been adopted.

ARTICLE VI

INTERNAL AFFAIRS

The following provisions for the regulation of the business and for the conduct of the affairs of the Company, the directors and the shareholders are hereby adopted:

6.1                                       The power to alter, amend, or repeal the By-laws or adopt new by-laws shall be vested in the Board of Directors and the shareholders, or either of them, which power may be exercised in the manner and to the extent provided in the By-laws, provided, however, that the Board of Directors may not alter, amend or repeal any by-law establishing what constitutes a quorum at such shareholders’ meetings, or which was adopted by the shareholders and specifically provides that it cannot be altered, amended or repealed by the Board of Directors. The By-laws may contain any provisions for the regulation of the business and for the conduct of the affairs of the Company, the directors and shareholders not inconsistent with this 2005 Amended and Restated Articles of Incorporation.

6.2                                       The Company reserves the right from time to time to amend, alter or repeal each and every provision contained in this 2005 Amended and Restated Articles of Incorporation, or to add one or more additional provisions, in the manner now or hereafter prescribed or permitted by the Alabama Insurance Code or the Alabama Business Corporation Act, and all rights conferred upon shareholders at any time are granted subject to this reservation.

*               *               *               *               *

The foregoing 2005 Amended and Restated Articles of Incorporation supersedes the 1998 Amended and Restated Articles of Incorporation and all amendments thereto.

IN WITNESS WHEREOF, Protective Life and Annuity Insurance Company has caused this 2005 Amended and Restated Articles of Incorporation to be executed for it by its President and by its Secretary or Assistant Secretary this 12th day of December, 2005.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Wayne E. Stuenkel
Wayne E. Stuenkel
Its: President

Its: Assistant Secretary

2005 AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

Protective Life and Annuity Insurance Company, a corporation organized and existing under the Code of Alabama, DOES HEREBY CERTIFY:

FIRST:                                                               That the Board of Directors of Protective Life and Annuity Insurance Company at a special meeting dated December 12, 2005, duly adopted resolutions setting forth proposed 2005 Amended and Restated Articles of Incorporation of said Company, in the form attached, declaring said amendment and restatement to be advisable and directing the same to be submitted to a vote of the Sole Common Shareholder of said Company via Unanimous Written Consent in Lieu of a Special Meeting of the Sole Shareholder dated as of December 12, 2005.

SECOND:                                        That thereafter, the said Sole Common Shareholder, via Unanimous Written Consent in Lieu of a Special Meeting, dated as of December 12, 2005, and in accordance with Title 10 of the Alabama Business Corporation Act, voted in favor of the 2005 Amended and Restated Articles of Incorporation which included the following amendments:

•                                                  By adding the following to Article III 3.1:

(a)         The Company is for profit.

All words, phrases and provisions appearing in this Section 3.1 are used in their broadest sense, are not limited by reference to or inference from any other words, phrases or provisions and shall be so construed.

•                                               By deleting Article V, Registered Office and Registered Agent, in its entirety and inserting in lieu thereof the provisions for the Board of Directors as found in Article VI of the 1998 Amended and Restated Articles of Incorporation.

5.1 was changed to read: The business and affairs of the Company shall be managed and conducted by the Board of Directors. The number of directors and the membership of the board shall be determined by the shareholders in the manner set forth in the by-laws. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Any director may be removed in accordance with the provisions of the By-laws and the laws of the State of Alabama.

THIRD:                                                   That the said 2005 Amended and Restated Articles of Incorporation were duly adopted in accordance with the provisions of Title 10 of the Alabama Business Corporation Act.

IN  WITNESS  WHEREOF, said Protective Life and Annuity Insurance Company, has caused its corporate seal to be hereunto affixed and to be signed by Wayne E. Stuenkel, its President hereby declaring and certifying that this is its act and deed and the facts herein stated are true, this 2nd day of February, 2005.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

By:	/s/ Wayne E. Stuenkel
Wayne E. Stuenkel
Its: President

(Corporate Seal)